UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2019

RAMACO RESOURCES, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	001-38003	38-4018838
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

250 West Main Street, Suite 1800 Lexington, Kentucky 40507
(Address of principal executive offices)

(859) 244-7455

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	METC	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase in Size of Board; Appointment of Directors

On September 24, 2019, affiliates of Yorktown Partners LLC (“Yorktown”), which collectively hold more than 50% in voting power of the outstanding shares of capital stock of Ramaco Resources, Inc. (“Ramaco” or the “Company”) adopted a resolution by written consent increasing the size of the Board of Directors of the Company (the “Board”) by one member, to a total of ten members (the “Board Size Increase”). The Board Size Increase is effective, in accordance with Regulation 14C, on the date that is 20 calendar days after the Company’s Information Statement informing stockholders of the Board Size Increase is first mailed or otherwise delivered to the Company’s stockholders (the “Effective Date”).

On September 24, 2019, the Board also appointed Trent Kososki and Peter Leidel to serve as members of the Board with a term expiring at the Company’s annual meeting of stockholders in 2020 or until their earlier death, resignation, disqualification or removal. The appointments will be effective on the Effective Date and will fill the two vacancies.

Mr. Kososki, age 38, served as member of our board of directors from December 2016 until June 2019. Mr. Kososki joined Energy Capital Partners (“ECP”) in 2005 and has been a principal at the firm since 2014. From June 2004 until September 2005, Mr. Kososki worked at Credit Suisse First Boston in the Financial Sponsors Investment Banking Group. Mr. Kososki currently serves on the Board of Directors of ADA Carbon Solutions, LLC, Chieftain Sand and Proppant, LLC and Furie Operation Alaska, LLC and serves as a board observer to Cornucopia Oil & Gas Company, LLC, Sungevity, Inc. and Rimrock Midstream, LLC. Mr. Kososki received a B.S. in Electrical Engineering, with a minor in Economics, from Duke University.

Certain affiliates of Yorktown and ECP are parties to that certain Shareholders’ Agreement, dated as of February 8, 2017, with the Company (the “Shareholders’ Agreement”). Pursuant to the Shareholders’ Agreement, for so long as ECP holds at least 10% of the outstanding shares of the Company’s common stock, ECP has the right to designate up to two individuals to the Board. Mr. Kososki is affiliated with ECP and will be one of ECP’s designated Board members. Following Mr. Kososki’s appointment to the Board, ECP will have designated two individuals to serve on the Board.  ECP’s other designated Board member is Tyler Reeder. Mr. Kososki does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to be a director or executive officer. There are no transactions in which Mr. Kososki has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his service as a director, Mr. Kososki will not receive any compensation, which is consistent with the Company’s other non-independent directors.

In connection with Mr. Kososki’s appointment to serve on the Board, the Company will enter into an indemnification agreement with Mr. Kososki in the form entered into with the Company’s other directors and executive officers effective as of the Effective Date, which requires the Company to indemnify Mr. Kososki to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company, and to advance certain expenses incurred as a result of any proceeding against him as to which he could be indemnified. The form of indemnification agreement is filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-215363), as originally filed on January 11, 2017.

Mr. Leidel, age 63, is a founder and partner of Yorktown Partners LLC in New York City, which manages private equity partnerships with $5.0 billion of capital under management that invest in the energy industry. Mr. Leidel’s focus is on energy companies in a variety of different industries. Until 1997, the Yorktown partnerships were affiliated with the investment bank Dillon, Read & Co., Inc., where Mr. Leidel was a partner in the venture capital group and invested in a variety of private companies with a particular focus on energy investments. He was previously in corporate treasury positions at Mobil Corporation and worked for KPMG Peat Marwick and the U.S. Patent and Trademark Office. Mr. Leidel is a director of University of Wisconsin Foundation, Extraction Oil & Gas, Inc. (NASDAQ: XOG), Carbon Energy Corporation (OTC: CRBO), Mid-Con Energy Partners LP (NASDAQ: MCEP) and the American Spectator Foundation, as well as several private energy companies. He served as an adjunct faculty member at the University of Pennsylvania’s School of Business, where he taught financial and managerial accounting. Mr. Leidel became a

Certificate Public Accountant in 1979.  He received his B.B.A. with Honors from the University of Wisconsin and M.B.A. from the Wharton School at the University of Pennsylvania.

Pursuant to the Shareholders’ Agreement, for so long as Yorktown holds at least 50% of the outstanding shares of the Company’s common stock, Yorktown has the right to designate up to five individuals to the Board. Mr. Leidel is affiliated with Yorktown and will be one of Yorktown’s designated Board members. Following Mr. Leidel’s appointment to the Board, Yorktown will have designated two individuals to serve on the Board.  Yorktown’s other designated Board member is Bryan H. Lawrence.  Mr. Leidel does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to be a director or executive officer. There are no transactions in which Mr. Leidel has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his service as a director, Mr. Leidel will not receive any compensation, which is consistent with the Company’s other non-independent directors.

In connection with Mr. Leidel’s appointment to serve on the Board, the Company will enter into an indemnification agreement with Mr. Leidel in the form entered into with the Company’s other directors and executive officers effective as of the Effective Date, which requires the Company to indemnify Mr. Leidel to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company, and to advance certain expenses incurred as a result of any proceeding against him as to which he could be indemnified. The form of indemnification agreement is filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-215363), as originally filed on January 11, 2017.

Item 5.07  Submission of Matters to a Vote of Security Holders.

As disclosed above, on September 24, 2019, Yorktown Energy Partners IX, L.P., Yorktown Energy Partners X, L.P. and Yorktown Energy Partners XI, L.P., constituting more than 50% in voting power of the outstanding shares of capital stock of the Company, approved by written consent the Board Size Increase. As of such date, such affiliates of Yorktown held 20,751,534 shares of the Company’s common stock, which constituted 50.8% of the Company’s outstanding voting securities. No other votes were required or necessary to adopt the Board Size Increase.

The Company intends to file a preliminary Information Statement on Schedule 14C with the U.S. Securities and Exchange Commission with respect to the matters approved by Yorktown.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMACO RESOURCES, INC.
By:	/s/ Randall W. Atkins
Name: Title:	Randall W. Atkins Executive Chairman

Date:      September 27, 2019